Exhibit 10.7

Execution Version

RELEASE OF SECURITY INTERESTS IN TRADEMARKS

THIS RELEASE OF SECURITY INTERESTS IN TRADEMARKS (this “Release”) is made as of this 8 day of April, 2022, by BANK OF MONTREAL, as Administrative Agent (“Agent”), in favor of ALTRA INDUSTRIAL MOTION CORP., AMERICAN PRECISION INDUSTRIES, INC., AMERIDRIVES INTERNATIONAL, LLC, BOSTON GEAR LLC, GUARDIAN COUPLINGS LLC, INERTIA DYNAMICS, LLC, FORMSPRAG LLC, JACOBS VEHICLE SYSTEMS, INC., KILIAN MANUFACTURING CORPORATION, KOLLMORGEN CORPORATION, TB WOOD’S INCORPORATED, and THOMSON INDUSTRIES, INC. (collectively “Grantors”).

WHEREAS, pursuant to the Trademark Security Agreement, dated as of November 17, 2021 (the “Security Agreement”), a Lien on and security interest (the “Security Interest”) was granted by Grantors to Agent in certain collateral, including the Trademark Collateral of Grantors, including the Trademarks listed on Schedule A attached hereto;

WHEREAS, the Security Agreement was recorded in the United States Patent and Trademark Office on November 19, 2021 at Reel/Frame 7501/0198; and

WHEREAS, Agent now desires to terminate and release its Security Interest in the Trademark Collateral listed on Schedule A attached hereto.

FOR GOOD AND VALUABLE CONSIDERATION, the receipt and adequacy of which are hereby acknowledged, and upon the terms set forth in this Release, Agent hereby agrees as follows:

1.
Definitions. Capitalized terms not defined herein have the meanings set forth in the Security Agreement.
2.
Release of Security Interest. Agent hereby terminates, releases and discharges and reassigns to Grantors any and all Security Interests granted by Grantors in favor of Agent in, all of its right, title, and interest in, to the following Collateral of Grantors (collectively, the “Trademark Collateral”):
(a)
all of its Trademarks referred to on Schedule A hereto;
(b)
all renewals and extensions of the foregoing;
(c)
all goodwill associated with or symbolized by the Trademarks; and
(d)
all other assets, rights and interests that uniquely reflect or embody such goodwill

(e)
all income, fees, royalties, damages, claims and payments now and hereafter due and/or payable with respect to any of the foregoing; and
(f)
rights to sue for past, present and future infringement, misappropriation, or other violations of any of the foregoing

Any right, title or interest of Agent in, to and under such Trademark Collateral shall hereby cease and become void.

3.
Recordation. Agent hereby authorizes Grantors and their designees to record this Release with the United States Patent and Trademark Office or any other applicable governmental authority at Grantors’ expense.

[Signature Page Follows]

IN WITNESS WHEREOF, Agent has caused this Release to be executed by its authorized officer as of the date of this Release.

BANK OF MONTREAL as Agent By: /s/ Matt Gerber Name: Matthew Gerber Title: Managing Director